Exhibit 10.18

Execution Version

PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND, WHERE APPLICABLE, HAVE BEEN MARKED “[***],” SUCH REDACTIONS ARE IMMATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Memorandum of Understanding -

Magna Manufacturing

Proposed Terms for [***]

This Memorandum of Understanding (the “MOU”) is made and entered into as of this 12th day of October, 2020, (the “Effective Date”) by and between Magna Electronics Technology, Inc. with place of business at 10410 North Holly Road, Holly, Michigan, 48442, United States (“Magna”) and Innoviz Technologies Ltd., an Israeli company with a place of business located at 2 Amal Street, Afek Park, Rosh Ha’Ayin, Israel (“Innoviz”). The parties herein may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are currently discussing the terms of that certain Procurement Agreement (as defined below);

WHEREAS, the Parties wish to summarize certain understandings regarding the future manufacturing and supply arrangements between them;

NOW THEREFORE, the Parties hereby agree as follows:

1) Scope

This Memorandum of Understanding (“MOU”) has proposed terms for:

(i)

Magna to manufacture and sell an Optical Module to BMW [***] program (“[***]”) based on Innoviz’ design (Generation I) and Innoviz’ manufacturing process (such optical module shall be referred to herein as the “InnovizOne OM”).

(ii)

Innoviz to supply the Maui ASIC, MEMS and Detector (“Innoviz Components”) as part of the InnovizOne OM to Magna according to mutually agreed requirements which meet BMW requirements. The Innoviz Components may not be used by Magna for any other purpose other than as set forth in (i) above. Magna may not manufacture the lnnovizOne OM for any other purpose other than as set forth in (i) above.

(iii)	Innoviz to sell to Magna the [***] (the “Equipment”). The Parties’ intention is that:

(a)

[***] shall: (1) fulfill mutually agreed industrialization requirements, attached hereto in Appendix llb, (2) be provided in accordance with the mutually agreed specifications, including the specifications set out in Appendix llb, and (3) enable Magna to manufacture and assemble the InnovizOne OM according to mutually agreed requirements which meet BMW’s requirements.

(b)

[***] shall: (1) fulfill industrialization requirements to be mutually agreed in the Procurement Agreement (2) be provided in accordance with the specifications to be mutually agreed in the Procurement Agreement and (3) enable Magna to manufacture and assemble the InnovizOne OM according to mutually agreed requirements which meet BMW’s requirements.

Execution Version

(c)

The terms set forth herein apply for [***] only. The Parties agree to use commercially reasonable efforts to collaboratively win other InnovizOne projects, and to work together on Generation II (“Future Opportunities”). Due to the fact that [***] this MoU focuses exclusively on [***]. At such time that [***] Magna will provide Innoviz with a binding quote for the assembly of an Optical Module.

This MoU has a binding effect upon signature. The parties will use commercially reasonable efforts to enter into a definitive supply agreement which will also address the procurement of the equipment and is expected to replace this MoU within no later than two (2) months from the date hereof (“Procurement Agreement”), unless otherwise agreed between the parties in writing.

2) Confidentiality

Parties will treat the terms of this MOU as confidential unless prior written consent is granted by the other party. Magna cannot use any information provided by Innoviz, and lnnoviz cannot use any information provided by Magna, for any purpose other than as set forth in Section 1 (Scope) above.

3) Products

The products covered by this MOU are:

(i)	The InnovizOne OM: InnovizOne LiDAR planned for initial launch for BMW [***].

(ii)	The Innoviz Components: Maui ASIC, MEMS and Detector.

(iii)	The Equipment: [***]

4) Supply Obligations and Pricing

(i)	Innoviz Components

The purchase price of the Innoviz Components, including pricing for Samples, for [***] is outlined in Appendix I.

The Innoviz Components will be sold by Innoviz to Magna, all as mutually agreed upon and as will be set forth in the Procurement Contract.

Execution Version

(ii)	Equipment

The purchase price of the Equipment is outlined in Appendix II (a).

If more than one [***] is required to support the BMW [***] volume over the program life (to a maximum [***] +20% flexibility in the peak year 2024 and based on a 15 shift model per week at 85% OEE), Innoviz will bear the cost of the additional Equipment required to fulfill program volume requirements, if and to the extent needed in accordance with BMW’s demand in a certain point in time. Furthermore, Innoviz will bear the cost (up to a maximum of USD$[***] for all pieces of Equipment) to bring up the additional equipment. Ownership of the additional equipment transfers to Magna once equipment is delivered to Holly, and Magna will cover other related costs associated with such added Equipment, including but not limited to, factory floor space, maintenance, and applicable staff.

The Equipment will be sold by Innoviz to Magna, all as mutually agreed upon and as will be set forth in the Procurement Contract. At its own expense, Innoviz shall provide all information and support (including training) to Magna which is necessary to properly operate and maintain the Equipment (with respect to the Active Alignment—support and training will be from [***]) so as to manufacture and assemble the InnovizOne OM according to BMW’s requirements. Innoviz shall promptly pass through to Magna the warranty and support received from [***] for the Active Alignment Station.

5) Magna & lnnoviz Supply Chain/Manufacturing Process

Innoviz will have the right to inspect the Magna manufacturing line and will have reasonable access to all manufacturing files only at Magna’s site. Disclosure and use of this data by Innoviz, is prohibited without Magna’s prior written consent.

Any changes in the design files, BOM, or the supply chain in respect of the InnovizOne OM (both in terms of manufacturing process and product) (“Changes”), must be made in accordance with the agreed Change Request mechanism as in effect between Magna and lnnoviz for [***].

Should Changes in design or the manufacturing process sought by Innoviz, or Magna to meet BMW requirements through final approved DV lead to additional costs in the BOM (Innoviz and non-Innoviz components), Innoviz shall bear the cost. Conversely, should these Changes result in a BOM cost reduction, Innoviz shall receive the full benefit thereof. C2 design is the baseline against which such Changes shall be tracked and measured. For clarify, design change includes: part number additions/deletions, and/or component count changes.

Execution Version

The impact of changes in the BOM cost for Non-lnnoviz components attributable to the Changes shall be treated as an adjustment to the price for Innoviz Components, for which the baseline is outlined in Appendix I.

Magna further agrees to provide Innoviz with full transparency of the BOM cost.

Each party will notify the other party prior to making any Changes, including any amendments, and such Changes will be available for the other party to review at any time.

Magna will have the right to inspect the Innoviz supply chain manufacturing process and suppliers, through scheduled audits, which shall be agreed in a timely manner and will have reasonable access to all manufacturing files only at the supplier’s site. Disclosure and use of this data by Magna for purposes outside the Scope, is prohibited without Innoviz’s prior written consent.

Innoviz will have reasonable access to all traceability information per product, that may be used for yield/process analysis and improvement, including but not limited to material, process, equipment, subject to BMW’s consent, provided that Magna shall make best efforts to obtain such consent.

6) Data Sharing

Magna will use

(i)	[***]

(ii)	[***]

Execution Version

7) Warranty and Liability

Warranty and liability terms shall be pursuant to the Joint Development and Master Supply Agreement entered into between Magna Electronics Inc. and Innoviz on December 4, 2017 in accordance with a RASIC as outlined in Appendix III with respect to the lnnoviz Components, but the cap shall be increased in Section 16 and Exhibit A Section 8 to the higher of (I) USD [***] or (II) [***].

Warranty with respect to the Equipment is attached to the applicable quote attached hereto in Appendix II, and shall include the following: (i) 12 months warranty period, (ii) standard warranty carve outs and exclusions as shall be agreed between the Parties, and (iii) 4 levels of support/warranty service, at an order of precedence as shall be agreed between the Parties.

Innoviz is responsible to ensure that the InnovizOne OM (pursuant to Innoviz’s design, and Innoviz’s guidelines on manufacturing and manufacturing testing) is compliant with Laser Class 1 requirements in accordance with IEC 60825-1 Rev 3 Class 1 and will also comply by December 31, 2020 with FDA regulatory requirements for introduction of laser Class 1 products into the United States (CDRH, provided that Magna: (i) shall follow Innoviz’s design and all of Innoviz’s guidelines and instructions and shall not make any changes to the design (including components, materials, assembly process, or supplier), to the InnovizOne OM or to any processes, guidelines or instructions received from Innoviz without Innoviz’s advance written approval which shall be based on engineering suggestions for applicable tests and/or repeating laser classification in a certified lab, (ii) shall confirm that all such guidelines and processes are being followed during its manufacturing process of each unit, and (iii) shall confirm that the end user shall use the InnovizOne OM as a LiDAR sensor for the automotive industry, as agreed between the Parties in the InnovizOne OM mission profile. Innoviz will provide Magna with all instructions, technical and functional specifications and requirements, including quality standards, so as to enable Magna to manufacture (and conduct related activities hereto, for example assemble, package) the InnovizOne in line with such standards. In the event of a non-compliance with IEC 60825-1 Rev 3 Class 1 and CDRH import regulations, Innoviz must resolve such non-compliance to ensure that the InnovizOne OM is in compliance with such standards, subject to Magna’s compliance with Innoviz’s design, guidelines, processes and instructions. lnnoviz guarantees that the InnovizOne OM will be certified at a certified laboratory chosen by lnnoviz.

8) Intellectual_Property

IP ownership for background technology and jointly developed technology will be per the terms of the Joint Development and Master Supply Agreement entered into between Magna Electronics Inc. and lnnoviz dated December 4, 2017. All other terms relating to intellectual property shall be mutually agreed in the Procurement Agreement. Section 8 of the JDMSA is hereby incorporated by reference and shall apply as if fully set forth herein, mutatis mutandis.

Execution Version

9) Fees

Magna shall further pay lnnoviz time and material fees for requested manufacturing engineering support:

Up to a maximum of [***] per person per day, depending on level of seniority.

Travel costs at actuals, provided that Magna has previously approved the respective trip in writing. Train tickets shall only be reimbursed for trips in the 2nd class, air travel shall only be refundable for flights in economy class.

The manufacturing engineering support shall be quoted by lnnoviz in detail in writing and submitted to Magna for approval. Magna’s written approval must be obtained and a purchase order issued prior to commencement of any activity associated.

Effort undertaken and costs incurred by lnnoviz to close out production equipment, test tool description and manufacturing line approval through SAT at Holly will be borne by lnnoviz.

Efforts undertaken and costs incurred by Magna to qualify as a LiDAR manufacturer and meet the mutually agreed manufacturing requirements will be borne by Magna.

There will be no fees paid by Magna for any support activities that lnnoviz conducts as part of Innoviz’s obligation for rectifying any (design or process) defect in fulfillment of Innoviz’s obligation to develop the product design and manufacturing process and/or in fulfillment of their warranty obligation.

10) Forecasting

Magna will provide Innoviz with rolling forecasts on a quarterly basis based on customer releases, setting forth the Components quantity requirements anticipated by Magna over the following [***] months period (“Magna Forecast”). The Magna Forecast is binding for its immediate [***] months.

Additional terms and conditions related to forecasting shall be agreed to by the Parties in the Procurement Agreement.

11) Additional Undertakings

The following Magna’s employees/consultants that are involved in [***] shall not be engaged in any other non-Innoviz LiDAR project at Magna: (i) [***] or any successor test engineer taking over his duties with respect to [***], and (ii) [***] or any successor manufacturing engineer taking over his duties with respect to [***].

Execution Version

During the term of this MoU or the Procurement Agreement (as applicable) and for a period of 12 months thereafter, the Parties shall not, directly or indirectly, solicit, hire or retain as an employee, consultant or otherwise, any employee of the other party or induce or attempt to induce any such employee to terminate or reduce the scope of such employee’s engagement with the other party.

12) Miscellaneous

a.

This MOU (including its validity, formation, and termination) is governed by, and shall be interpreted, construed, and enforced in accordance with, the laws of New York, USA, without regard to its conflict of laws principles. In the events that there is any dispute or controversy in connection with interpretation of this MOU that cannot be resolved amicably between the Parties, the dispute shall be resolved in any court of competent jurisdiction.

b.	Each party shall bear its own expenses in relation to this MOU, and the preparation and negotiation of the Procurement Agreement.

c.

Headings used in this MOU are for convenience only. If any provision of this MOU is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, then: (a) the remaining provisions of this MOU shall remain in full force and effect; and (b) the Parties hereto agree that the court making such determination shall have the power to limit the provision, to delete specific words or phrases, or to replace the provision with a provision that is legal, valid and enforceable and that most closely approximates the original legal intent and economic impact of such provision, and this MOU shall be enforceable as so modified in respect of such jurisdiction. In the event such court does not exercise the power granted to it as aforesaid, then such provision will be ineffective solely as to such jurisdiction (and only to the extent and for the duration of such illegality, invalidity or unenforceability), and will be substituted (in respect of such jurisdiction) with a valid, legal and enforceable provision that most closely approximates the original legal intent and economic impact of such provision.

d.

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

e.	Any waiver granted hereunder or amendment to this MOU must be in writing, duly signed and such waiver shall be valid only in the specific instance in which given.

f.

This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, except, however, that each Party may assign this Agreement in whole to a successor in connection with a merger, consolidation, or acquisition of all or substantially all of the assigning Party’s assets or other form of corporate reorganization. Only in the event that any such merger, consolidation, or acquisition results in a Change of Control (as defined below) of the assigning Party, then it shall require the consent of the other Party, which shall not be unreasonably withheld. Any prohibited assignment will be null and void. In the event of a permitted assignment hereunder, this MoU will bind and benefit each Party and its respective successors and assigns.

Execution Version

Change of Control means the closing of a merger, consolidation, or acquisition that results in acquisition of the ownership of more than fifty percent (50%) of a Party’s shares or voting rights attached to such shares by a third party, unless such third party is majority-owned, directly or indirectly, by the same persons or entities who were the majority-equity holders of such Party immediately prior to the closing of the transaction.

g.

If the Procurement Agreement is not reached and no extension or other agreement is reached between the parties, each party has the right to terminate this MoU in writing with immediate effect without incurring any liability or obligation towards the other party in connection with this MoU as a result of such termination. Termination of this MoU shall not affect the provisions that by their nature remain in effect, such as in particular Section 2 (Confidentiality) and Section 8 (Intellectual Property).

IN WITNESS WHEREOF, Innoviz and Magna have caused this MoU to be executed by their respective duly authorized officers or representatives as of the Effective Date.

INNOVIZ TECHNOLOGIES LTD.

By:	/s/ Oren Rosenzweig
Name:	Oren Rosenzweig
Title:	Chief Business Officer

MAGNA ELECTRONICS TECHNOLOGY INC.

/s/ Sharath Reddy	/s/ Jeff Gary
Sharath Reddy	Jeff Gary
SVP Magna Electronics	General Manager, Holly

Execution Version

Appendix I

[***]

Appendix II

[***]

Appendix III

[***]